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                            MAYER, BROWN, ROWE & MAW

                            190 SOUTH LA SALLE STREET

                          CHICAGO, ILLINOIS 60603-3441

                                                                  MAIN TELEPHONE
                                                                  (312) 782-0600
                                                                     MAIN FAX
                                                                  (312) 701-7711

                                April 23, 2002

To the Persons Listed on
Schedule A attached hereto

         Re:      Capital One Auto Finance Trust 2002-A
                  Class A Notes Federal Tax Opinion

Ladies and Gentlemen:

     We have acted as special federal tax counsel for Capital One Auto Receivables, LLC ("COAR") and Wilmington Trust Company, not in its individual capacity but solely as owner trustee for Capital One Auto Finance Trust 2002-A, a Delaware common law trust (the "Owner Trustee" or the "Trust"), in connection with the issuance and sale of Class A-1 Automobile Receivable-Backed Notes (the "Class A-1 Notes"), Class A-2 Automobile Receivable-Backed Notes (the "Class A-2 Notes"), Class A-3 Automobile Receivable-Backed Notes (the "Class A-3 Notes") and Class A-4 Automobile Receivable-Backed Notes (the "Class A-4 Notes"; together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Notes"), to be issued pursuant to the Indenture, dated as of April 23, 2002 (the "Indenture"), between the Owner Trustee and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"). Capitalized terms not otherwise defined herein are used as defined in the Indenture.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinions, including: (i) the Prospectus, dated April 15, 2002 (the "Prospectus") and the Prospectus Supplement (to the Prospectus), dated April 16, 2002 (the "Prospectus Supplement"), relating to the Notes, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (ii) the Indenture; (iii) the Transfer and Assignment Agreement; (iv) the Contribution Agreement; (v)

Mayer, Brown, Maw is a U.S. General Partnership. We Operate in Combination with our Associated English Partnership in the Offices Listed Below.

    Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                 Manchester New York Palo Alto Paris Washington
INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C.

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MAYER, BROWN, ROWE & MAW

     April 23, 2002
     Page 2


     the Trust Agreement; (vi) the Amended and Restated Limited Liability Company Agreement of COAR; (vii) specimens of the Notes and (viii) specimens of the Certificates (collectively the "Operative Documents").

          The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

          Based upon the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, it is our opinion that

          1. the Notes will be treated as debt for United States federal income tax purposes;

          2. each of COAR and the Trust will be disregarded as separate entities for United States federal income tax purposes and will not be subject to United States federal income tax; and

          3. the Certificate represents direct ownership of the Trust's assets for United States federal income tax purposes.

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MAYER, BROWN, ROWE & MAW

     April 23, 2002
     Page 3

          The scope of these opinions are expressly limited to the issues set forth herein, and we express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Trust.

                                                    Very truly yours,

                                                    /s/ Mayer, Brown, Rowe & Maw

                                                    MAYER, BROWN, ROWE & MAW

WAL/KAA

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MAYER, BROWN, ROWE & MAW

     April [23], 2002
     Page 4

                                   Schedule A
                                   ----------

     Standard & Poor's Ratings Services
     55 Water Street
     40/th/ Floor
     New York, NY 10041

     Fitch, Inc.
     One State Street Plaza
     New York, NY 10004

     Deutsche Bank Securities Inc.
     as Representative of
     the several Underwriters
     31 West 52/nd/ Street
     17/th/ Floor
     New York, NY 10019

     MBIA Insurance Corporation
     113 King Street
     Armonk, NY 10504

     JPMorgan Chase Bank
     Individually and as Indenture Trustee
     450 West 33/rd/ Street
     14/th/ Floor
     New York, NY 10001

     Wilmington Trust Company
     Rodney Square North
     1100 North Market Street
     Wilmington, DE  19890-0001

     Capital One Auto Finance, Inc.
     2890 Fairview Park Drive
     Falls Church, VA  22402

     Capital One Auto Receivables, LLC
     2890 Fairview Park Drive
     Falls Church, VA  22402